                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported): October 4, 2000

                                    333-26943
                            (Commission File Number)


                              MOLL INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


            Delaware                                   04-3084238
   (State or Other Jurisdiction           (I.R.S. Employer Identification No.)
         of Incorporation)


                              ANCHOR HOLDINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


              Delaware                                 62-1427775
     (State or Other Jurisdiction         (I.R.S. Employer Identification No.)
            of Incorporation)


Tyson Place, Suite 200, 2607 Kingston Pike
                     Knoxville, TN                             37919-4048
     (Address of Principal Executive Offices)                  (Zip Code)


                                 (865) 329-5300
              (Registrant's Telephone Number, Including Area Code)

                                    FORM 8-K
                                       OF
                              MOLL INDUSTRIES, INC.
                                       AND
                              ANCHOR HOLDINGS, INC.


ITEM 2 - DISPOSITION OF ASSETS.

         GENERAL DESCRIPTION

          Moll Industries, Inc. (f/k/a Anchor Advanced Products, Inc.) , a Delaware corporation (the "Company"), announced that it has agreed to sell all of the assets of its Cosmetics Division (the "Cosmetics Division"), including all of the outstanding capital stock of Cepillos De Matamoros S.A. de C.V. ("Cepillos"), a corporation organized under the laws of Mexico and a wholly-owned subsidiary of the Company and Anchor Holdings, Inc., a Delaware corporation and the sole stockholder of the Company, to subsidiaries of Pechiney, S.A., a company organized under the laws of France, in accordance with the terms of a purchase agreement between the parties dated as of October 4, 2000 (the "Purchase Agreement"). The Cepillos shares will be acquired by Compagnie Generale de Participation Industrielle et Financiere, a company organized under the laws of France, and its designee and the remainder of the Cosmetics Division will be acquired by Henlopen Manufacturing Co., Inc., a New York corporation. The total purchase price for the sale is $67 million, subject to adjustment as described below. The parties expect to consummate the sale on or about October 30, 2000. On October 6, 2000, the Company issued a press release regarding the sale of the Cosmetics Division. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


         DESCRIPTION OF THE ASSETS SOLD

          Pursuant to the terms of the Purchase Agreement, Henlopen Manufacturing Co., Inc. will acquire all of the assets that are used or held for use primarily in the operation of the Cosmetics Division including:

               -    accounts receivable;
               - tangible assets, including machinery and equipment, computer hardware, parts, leasehold improvements, and other improvements;
               - inventory, including raw materials, work in progress, finished goods and packaging;
               - agreements, commitments and other legally binding arrangements;
               -    permits;
               -    purchase orders and sales contracts;
               -    customer lists; and
               -    intellectual property.

         DESCRIPTION OF THE CEPILLOS SHARES

          The Company is the owner of 999 series "A" shares of Cepillos and 1,187,459 series "B" shares of Cepillos. Anchor Holdings, Inc. is the owner of one series "A" share of Cepillos. Compagnie Generale de Participation Industrielle et Financiere and its designee will acquire all of the outstanding shares of Cepillos from the Company and Anchor Holdings, Inc. In determining the purchase price, the Cepillos shares were valued at $7 million.

         CONSIDERATION

          The aggregate purchase price to be paid by the buyers is $67 million, subject to adjustment as described below. The buyers will pay $65.5 million to the Company at the closing of the acquisition. The buyers will deposit the remaining $1.5 million of the purchase price into a purchase price escrow account and the buyers will place an additional $1.5 million into an additional escrow account. The escrowed funds will be available to fund the net working capital adjustment described below.

          The Cosmetics Division will be delivered free of any indebtedness, other than accounts payable and accrued liabilities in the ordinary course, and without any cash. The buyers have also agreed to assume tax liabilities and all liabilities of the Company relating to the Cosmetics Division accruing with respect to periods commencing as of close of business on the closing date.

         PURCHASE PRICE ADJUSTMENT

          Within 45 days of the closing, the parties will determine the net working capital of the Cosmetics Division (the difference between the current assets of the Cosmetics Division and the current liabilities of the Cosmetics Division) as of the closing date. In the event that the net working capital as finally determined is less than $5.4 million, the buyers will receive (1) from the purchase price escrow account, the difference between $5.4 million and such net working capital (any remaining funds will go to the Company) and (2) all of the funds in the additional escrow account. If the funds of the purchase price escrow account are insufficient, the Company will pay the amount of such shortfall to the buyers plus accrued interest.

          In the event that the net working capital as finally determined is greater than $6.6 million, the Company will receive (1) from the additional escrow account, the excess of such net working capital above $6.6 million (any remaining funds will go to the buyers) and (2) all of the funds in the purchase price escrow account. If the funds of the additional escrow account are insufficient, the buyers will pay the amount of such shortfall to the Company plus accrued interest.

          In the event that the net working capital as determined at that time is greater than or equal to $5.4 million and less than or equal to $6.6 million the buyer shall receive the funds of the additional escrow account and the Company shall receive the funds in the purchase price escrow account.

         USE OF PROCEEDS

          The Company expects to receive $65.5 million in cash at the closing. Approximately $42. 5 million, plus the accrued and unpaid interest on the Notes, will be used to offer to purchase the remainder of the Company's outstanding 11-3/4% Senior Notes due 2004 (the "Notes") in accordance with the provisions of the indenture for the Notes. Any remaining proceeds will be used by the Company to retire other existing indebtedness and for general corporate purposes.

         OTHER TERMS OF THE PURCHASE AGREEMENT

          The Purchase Agreement includes customary representations, warranties, covenants and rights of indemnification for each of the parties. The Purchase Agreement also provides that for a period of two years after the closing, neither the Company nor any of its affiliates will solicit or entice away from the Cosmetics Division any customers, employees or consultants. The agreement is governed by the laws of the State of New York.

         ADVISORS

          Banc of America Securities, LLC acted as advisor to the Company for this transaction. Choate, Hall & Stewart acted as legal counsel to the Company and Covington & Burling acted as counsel to the buyers.

ITEM 5. OTHER EVENTS

          The Company also announced that it has commenced a tender offer (the "Offer") for all of its outstanding 11 3/4% Senior Notes due 2004 (the "Notes"). The Company purchased $50.0 in aggregate principal amount of the Notes in a tender offer and consent solicitation which was settled on August 11, 2000. The Company is now offering to purchase the remaining $50 million aggregate principal amount of Notes for cash.

     Each owner of Notes (a "Holder") has the following two options in connection with the Offer:

               - TENDER NOTES BY EXPIRATION DATE (5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 8, 2000). Holders of Notes that are validly tendered and not withdrawn prior to the Expiration Date will receive a price (the "Purchase Price") of $850 per $1,000 of Notes that are accepted for purchase, plus accrued and unpaid interest up to but not including third business day following the Expiration Date (the "Settlement Date"). HOLDERS WHO DESIRE TO TENDER THEIR NOTES PURSUANT TO THE OFFER AND RECEIVE THE PURCHASE PRICE ARE REQUIRED TO TENDER ALL OF THEIR NOTES ON OR PRIOR TO THE EXPIRATION DATE.

               - DECLINE TO VALIDLY TENDER NOTES. Holders of Notes in this category will NOT be eligible to receive the Purchase Price. Holders who do not wish to tender their Notes pursuant to the Offer need take no action.

          The Company's obligations in respect of the Offer are conditioned upon the satisfaction of the conditions set forth in the Offer, including, without limitation, the condition that the Company close the proposed sale of its Cosmetics Division (described in Item 2 above), pursuant to which the Company would obtain funds to settle all payment obligations with respect to Notes accepted for purchase pursuant to the Offer.

          D.F. King & Co., Inc. is acting as information agent for the Offer. The depositary for the Offer is State Street Bank and Trust Company.

          On October 11, 2000, the Company issued a press release regarding this tender offer. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

          This report, including the press releases attached hereto, contains statements that are not based on historical fact and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words or phrases denoting the anticipated results of future events, such as "anticipate," "believe," "estimate," "expects," "may," "not considered likely," "are expected to," "will continue," "project," and similar expressions that denote uncertainty are intended to identify such forward-looking statements. Additionally, from time to time, the Company or its representatives have made or may make oral or written forward-looking statements. Such forward-looking statements may be included in various filings made by the Company with the Securities and Exchange Commission, or in other press releases or oral statements made by or with the approval of an authorized executive officer of the Company. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, such forward-looking statements: (1) as a result of risks and uncertainties identified in the Company's publicly filed reports; (2) as a result of factors over which the Company has no control; and/or (3) if the factors on which the Company's conclusions are based do not conform to the Company's expectations.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         Not Applicable.

         (b) PRO FORMA FINANCIAL INFORMATION. Pro forma financial information required to be filed with respect to the transaction described in Item 2 is being prepared and will be filed as an amendment to this Form 8-K as soon as practicable, and in no event later than 60 days from the date hereof.

         (c)  Exhibits

     Exhibit No.                            Exhibit
     -----------                            -------
         99.1              Press Release of the Company, dated October 6, 2000.

         99.2              Press Release of the Company dated October 11, 2000.

                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           MOLL INDUSTRIES, INC.




Date: October 18, 2000                     By:  /s/ William W. Teeple
                                              ---------------------------------
                                                    William W. Teeple
                                                    Chief Financial Officer

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           ANCHOR HOLDINGS, INC.




Date: October 18, 2000                     By:  /s/ William W. Teeple
                                              ---------------------------------
                                                    William W. Teeple
                                                    Chief Financial Officer

                                  EXHIBIT INDEX

 Exhibit No.           Exhibit
 -----------           -------
99.1                   Press Release of the Company, dated October 6, 2000.

99.2                   Press Release of the Company, dated October 11, 2000.